UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 23, 2009

THORIUM POWER, LTD.
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tyson’s Boulevard, Suite 550, McLean, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 23, 2009, Thorium Power, Ltd. (the “Company”) entered into an Initial Collaborative Agreement (the “Agreement”) with Areva (“Areva”). Pursuant to the Agreement, the Company will conduct the first phase of an investigation of specific topics of thorium fuel cycles in Areva’s light water reactors (“LWRs”). This first phase will focus on providing initial general results relating to evolutionary approaches to the use of thorium in Areva’s LWRs, specifically within Areva’s Evolutionary Power Reactor (EPR). Anticipated phase 2 and further phases of the collaboration, including a detailed study of evolutionary and longer-term thorium fuel concepts, will be conducted in accordance with additional collaborative agreements.

The Agreement is binding upon the parties and will be in effect until the scope of work detailed in Addendum 1 to the Agreement is completed. The Company will submit monthly invoices to Areva for fees and expenses incurred in the performance of the Agreement. Areva is obligated to pay the Company a total of $550,000 for services provided in phase 1, assuming no early termination and assuming completion of the original scope of work. Areva will also reimburse the Company for any reasonable out of pocket expenses properly incurred by the Company and directly attributable to the provision of the services outlined in the Agreement.

Phase 1 and phase 2 of the collaboration between Thorium Power and Areva are being conducted with the intention of future collaborative agreements between the two parties in order to develop and set up new products and technologies related to thorium fuel concepts. Areva’s use of Thorium Power’s intellectual property for commercial purposes or any purpose other than as specified in the Agreement would be separately negotiated on a royalty basis.

Pursuant to the Agreement, each party shall retain ownership in its existing (i.e., developed prior to entering into the Agreement) intellectual property. The parties have also agreed that Areva will retain full ownership of any work product resulting from the services performed by Thorium Power under the Agreement that relate to Areva’s LWRs and Thorium Power will retain full ownership of any work product resulting from the services performed by it under the Agreement that relate to reactors other than Areva’s LWRs, including, but not limited to Russian VVER-type reactors.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Agreement, or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Agreement, attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit
No.	Description

10.1	Initial Collaborative Agreement between Thorium Power, Ltd. and Areva, dated July 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORIUM POWER, LTD.

Date: July 23, 2009

By:	/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Initial Collaborative Agreement between Thorium Power, Ltd. and Areva, dated July 23, 2009.